Exhibit 10.5(a)

NET LEASE AGREEMENT

1650 Harbor Bay Parkway

Alameda, CA

Basic Lease Information

Defined Terms:	Information:

Lease Date:	January 14, 2008

Landlord:	CN Bay View, LLC, a Delaware limited liability company
14785 Preston Road
Suite 850
Dallas, TX 95254

Tenant:	Singulex, Inc., a Delaware corporation
1650 Harbor Bay Parkway
Alameda, CA 94502

Premises:

The Premises referred to in this Lease are located in the Building located at 1650 Harbor Bay Parkway, Alameda, California 94502 (“Building”), and consists of approximately twenty-seven thousand two hundred seventy-six (27,276) rentable square feet as shown in Exhibit A, which is 42.66% (“Tenant’s Proportionate Share”) of the rentable square feet of the Building. The Building consists of approximately sixty three thousand nine hundred and thirty-six (63,936) rentable square feet.

Term:	The term shall be sixty months (60) from the Commencement Date (as hereinafter defined).

Base Rent:

Twenty One Thousand Eight Hundred and Twenty and 80/100ths Dollars ($21,820.80) per month based on twenty-seven thousand two hundred seventy-six (27,276) rentable square feet at $0.80 per square foot per month payable in advance on the first day of each month, subject to and until increased as provided in Section 5 hereof.

Use:	General office, research and development, and general laboratory.

Security Deposit:	Two Hundred Thousand and No/100ths Dollars ($200,000.00), subject to reduction as provided in Section 6 hereof.

Broker for Tenant:	Donald H. Marek
Mohr Partners, Inc.
100 Pine Street, Suite 1525
San Francisco, CA 94111

Broker for Landlord:	Mike Raffetto
CB Richard Ellis | Brokerage Services
555 12th Street, Suite 900
Oakland, CA 94607

LIST OF EXHIBITS

A.                                   Description of Premises

B.                                     Space Plan for Second Floor of Premises

C.                                     First Amendment to Lease and Acknowledgment

D.                                    Rules and Regulations

E.                                      Inventory of Landlord’s Property

F.                                      Bill of Sale

NET LEASE AGREEMENT

This Lease is made and entered into by the Landlord and Tenant referred to in the Basic Lease Information. The Basic Lease Information attached to this Lease as page 1 is hereby incorporated into this Lease by this reference.

This Lease is intended to be a “NET NET NET” Lease and Tenant shall pay all expenses associated with maintaining and operating the Premises during the term of this Lease, including, without limitation, real estate taxes, utilities, maintenance costs, repair costs, and any insurance premiums. Under no circumstances or conditions, whether now existing or hereafter arising, or whether within or beyond the present contemplation of the parties, shall the Landlord or its successor or assigns be expected or required to make any payment of any kind whatsoever, or be under any other obligation or liability hereunder, except as herein otherwise specifically set forth.

1.                                       PREMISES: This Lease shall be effective as between Landlord and Tenant as of the Lease Date. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions contained herein, the Premises, which are more particularly described in Exhibit A attached hereto and made a part hereof (the “Premises”), including the tenant improvements (the “Tenant Improvements”) thereon presently existing. Except as otherwise expressly set forth in the Lease, including Sections 7(e) and 11 below, the Premises will be delivered to Tenant in their “As-Is, Where-Is, With All Faults” condition, without any obligation of Landlord to construct any tenant improvements or otherwise make any modifications to the Premises, except for Landlord’s maintenance and repair obligations under this Lease.

2.                                       ACCEPTANCE OF PREMISES: Except as otherwise provided in this Lease, Tenant’s taking possession of the Premises shall constitute Tenant’s acknowledgment that the Premises are in good condition, and that Tenant agrees to accept the same in its condition existing as of the date of such entry and subject to all applicable municipal, county, state and federal statutes, laws, ordinances, including zoning ordinances, and regulations governing and relating to the use, occupancy or possession of the Premises. No promise of Landlord to alter, remodel, repair or improve the Premises or the Building and no representation, express or implied, respecting any matter or thing related to the Premises or Building or this Lease (including, without limitation, the condition of the Building or Premises) have been made to Tenant by Landlord, its agents or employees.

3.                                       DEFINITIONS:

(a)                                  “Building” shall refer to the entire structure in which the Premises are located, the term “Lot” shall refer to the Assessor’s tax parcel on which the Building is situated, and the term “Project” shall refer to the project as shown on Exhibit A. This Lease confers no rights either with regard to the subsurface of the land below the ground level of the Building or with regard to airspace above the roof of the Building.

(b)                                 “Building Common Areas” shall mean the areas on individual floors devoted to corridors, fire vestibules, lobbies, electric and telephone closets, rest rooms, mechanical rooms, janitor closets and other similar facilities for the benefit of all lessees, public lobbies, loading docks, and other similar facilities for the benefit of all lessees, but excluding public stairs, pipe shafts, and the enclosing walls thereof.

(c)                                  “Project Common Areas” shall refer to all areas and facilities outside the Premises and within the Project, including the Building Common Areas, that are provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and of other lessees in the Project and their respective employees, suppliers, shippers, customers, and invitees. Landlord hereby grants to Tenant, during the term of this Lease, the nonexclusive right to use, in common with others entitled to such use, the Project Common Areas as they exist from time to time, subject to any rules, regulations, and restrictions governing the use of the Project as from time to time made or amended by Landlord. Provided that Landlord, using its reasonable efforts, does not unreasonably interfere with Tenant’s use of the Premises, Landlord reserves the right at any time and from time to time, to: (i) make alterations in or additions to the Project and to the Project Common Areas; and (ii) temporarily close any of the Project Common Areas for maintenance purposes.

(d)                                 “Rentable Area” shall mean:

(i)                                     as to a floor leased entirely by Tenant, all areas within outside permanent Building walls, measured to the inside surface of the dominant portion of the permanent outer Building walls, including restroom, janitorial, telephone and electrical closets, mechanical areas, excluding any major vertical penetrations of the floor, plus Tenant’s pro rata share of Building Common Areas.

(ii)                                  as to a floor only a portion of which is leased by Tenant, the aggregate of the Usable Area of the portion of that floor occupied by Tenant, plus Tenant’s pro rata share of Building Common Areas on the floor leased in part by Tenant and Tenant’s pro rata share of Building Common Areas.

(e)                                  “Usable Area” shall mean all floor area in the Tenant’s space, measured to the finished surface of the office side of corridor and other permanent walls, to the center of partitions that separate the office from adjoining Usable Areas, and to the inside finished surface of the dominant portion of the permanent outer building walls. No deductions shall be made for columns and projections necessary to the Building.

4.                                       TERM AND POSSESSION:

(a)                                  Subject to and upon the terms and conditions set forth herein, the Term of this Lease shall be for the period specified in the Basic Lease Information, commencing upon the earlier of the following dates (the “Commencement Date”): (i) February 1, 2008; or (ii) the date upon which the Tenant takes possession of the Premises with the Landlord’s written consent and commences normal business operations therefrom. Within thirty (30) days after the Commencement Date, Landlord and Tenant shall execute an amendment to this Lease (“First Amendment to Lease and Acknowledgment”) setting forth the Commencement Date and the expiration date of the term of the Lease, which shall be in the form attached hereto as Exhibit C.

(b)                                 Tenant may enter into the Premises fifteen (15) days prior to the Commencement Date, for the purpose of installing furniture, trade fixtures, telephones, computers, photocopy equipment, and other business equipment. Such early entry will not advance the Commencement Date, provided (i) Tenant does not commence business operations from any part of the Premises. Landlord shall not be responsible for, and Tenant is required to obtain insurance as specified in Section 19 below. Landlord shall have the right, but not the obligation, to post appropriate notices of non-responsibility and to require Tenant to provide Landlord with evidence that Tenant has fulfilled its obligation to provide insurance pursuant to this Lease. All terms and conditions of this Lease shall apply to Tenant’s early entry into the Premises except for the payment of Rent.

5.                                       RENT:

(a)                                  Tenant agrees to pay Landlord, without prior notice, demand, deduction or offset, a Base Rent in the amount set forth in the Basic Lease Information as adjusted from time to time in the manner set forth in this Section. In addition to the Base Rent, for the purpose of this Lease, “Rent” also includes Tenant’s Proportionate Share of Operating Expenses, Taxes, and Utilities, and any other amounts owing from Tenant to Landlord pursuant to the terms of this Lease. The Rent shall be payable in advance on or before the first day of each month throughout the term of the Lease, except that the first month’s Base Rent shall be paid upon the execution of this Lease. Base Rent for any period during the term hereof which is for less than one month shall be a prorated portion of the monthly installment based upon a 30-day month.

(b)                                 The Base Rent shall be increased during the Term of this Lease as follows:

		MONTHLY BASE RENT RATE PER
MONTHS OF	MONTHLY INSTALLMENT OF	RENTABLE SQUARE FOOT OF THE
LEASE TERM	BASE RENT	PREMISES

February 1, 2008 – July 31, 2008	$21,820.80	$0.80
August 1, 2008 –January 31, 2009	$35,458.80	$1.30
February 1, 2009 –January 31, 2010	$43,641.60	$1.60
February 1, 2010 –January 31, 2011	$53,188.20	$1.95
February 1, 2011 –January 31, 2012	$55,097.52	$2.02
February 1, 2012 –January 31, 2013	$57,279.60	$2.10

6.                                       SECURITY DEPOSIT: Upon execution of this Lease, Tenant shall deposit with Landlord the Security Deposit, as security for the full and faithful performance by Tenant of the provisions of this Lease. The Security Deposit shall be Two Hundred Thousand and No/100ths Dollars ($200,000.00) in the form of a letter of credit or cash, as determined by Tenant in its sole discretion (subject to the provisions of this Section 6). Provided that Tenant has not materially defaulted under this Lease and failed to cure such default during the applicable cure period, (i) on the first anniversary of the Commencement Date, the Security Deposit (either letter of credit or cash) shall be reduced to One Hundred-Fifty Thousand and No/100ths Dollars ($150,000.00); (ii) on the second anniversary of the Commencement Date, the Security Deposit shall be reduced to One Hundred Thousand and No/100ths Dollars ($100,000.00); and (iii) on the third anniversary of the Commencement Date, the Security Deposit shall be reduced to Fifty Thousand and No/100ths Dollars ($50,000.00). Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord.

If (I) Tenant materially defaults under this Lease and fails to timely cure such default, or (II) if the Letter of Credit (as defined below) held by Landlord has a stated expiration date which is earlier than the Final LC Expiration Date (as defined below) or if a notice of termination or non-renewal is given by the issuing bank, and Tenant fails to deliver to Landlord, at least thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with all of the provisions of this Section 6, Landlord may use the Security Deposit, or any portion of it, to cure the default or to compensate Landlord for all damages which Landlord may suffer by reason of Tenant’s default. Tenant shall immediately on demand pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord as provided in this Section so as to maintain the Security Deposit in the sum specified. Tenant’s failure to forthwith remit to Landlord an amount in cash sufficient to restore the Security Deposit to the original sum deposited within thirty (30) days after receipt of such demand from Landlord shall constitute an event of default under the terms of this Lease.

At the expiration or termination of this Lease (or, if Tenant has utilized a Letter of Credit, by the Final LC Expiration Date), Landlord shall return the Security Deposit to Tenant, less such amounts as are reasonably necessary to remedy Tenant’s default, to repair damages to the Premises caused by Tenant, or to clean the Premises upon such termination, as soon as is practicable thereafter. Any unused proceeds of the Security Deposit shall constitute the property of Tenant. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not a trustee. Landlord may maintain the Security Deposit with Landlord’s general and other funds. Landlord shall not be required to pay Tenant interest on any Security Deposit paid in cash or otherwise. If prior to the Final LC Expiration Date, a voluntary petition under the U.S. Bankruptcy Code or for reorganization or rearrangement is filed by Tenant, or an involuntary petition under the U.S. Bankruptcy Code or for reorganization or rearrangement is filed against Tenant by any of Tenant’s creditors, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

If Landlord sells its interest in the Premises, Landlord may deliver the Security Deposit to the purchaser of Landlord’s interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit so long as the purchaser acknowledges such Security Deposit and assumes Landlord’s obligations under the Lease in writing. If Landlord transfers all or any portion of its interest in and to the Letter of Credit to a lender who has a first deed of trust against the Building (“Lienholder”) and/or has the Letter of Credit reissued in the name of a Lienholder, Landlord may deliver the Security Deposit to the Lienholder without any consent on the part of Tenant. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Landlord’s sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Landlord shall be responsible for paying the issuer’s transfer and processing fees in connection with any transfer of the Letter of Credit.

If Tenant exercises its right to utilize a letter of credit as Security Deposit, concurrently with the full execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord a clean, standby, unconditional, irrevocable, transferable letter of credit (the “Letter of Credit”) containing the terms required herein, in the initial face amount of Two Hundred Thousand and No/100ths Dollars ($200,000.00), naming Landlord as beneficiary, issued by such financial institution as may be reasonably acceptable to Landlord. Following the date of the full execution and delivery of this Lease by Landlord and Tenant, Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the applicable amount required herein through the expiration of the Term (“Final LC Expiration Date”). If the Letter of Credit held by Landlord has a stated expiration date which is earlier than the Final LC Expiration Date or if a notice of termination or non-renewal is given by the issuing bank, then Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 6, shall be a clean, unconditional, irrevocable, transferable standby letter of credit as required in accordance herewith, and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the then applicable amount required pursuant to the first paragraph of this Section 6, Tenant shall, within fifteen (15) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total required amount, and any such additional (or replacement) letter of credit shall comply with all of the provisions of this Section 6, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an uncurable default by Tenant under this Lease. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any of the events specified in clause (I) or (II) of the second paragraph in this Section 6.

7.                                       OPERATING EXPENSES:

(a)                                  As additional Rent, Tenant shall pay Tenant’s Proportionate Share of all Operating Expenses. The term “Operating Expenses” means the total amounts paid or payable by Landlord or others on behalf of Landlord during the Term in connection with the ownership, maintenance, repair, and operation of the Premises, the Building and the Project in a quality, first class condition, and includes, but is not limited to, Taxes (as hereinafter defined), the amount paid for all hot and cold water; the amount paid for Project lighting; the amount paid for utilities and not paid separately by tenants in the Building; the amount paid for all labor and/or wages and other employment related payments, including cost to Landlord of workmen’s compensation and disability insurance, payroll taxes, welfare, and fringe benefits made to janitors, employees, building managers, contractors, and subcontractors of the Landlord involved in the operation, maintenance, repair, and restoration of the Building to the extent such persons were involved in such activities; the cost of maintenance and repair of the roof, landscaping, sidewalks, driveways, parking lots, fences and other exterior Project Common Areas and interior Building Common Areas; the amount paid for maintaining and repairing plumbing, alarm and security systems, heating, air conditioning and ventilation systems, including the cost of preventative maintenance contracts; modifications to the Building occasioned by any rules, regulations, or laws effective subsequent to the Commencement Date; permits, licenses, and certificates necessary to operate and manage the Building; managerial fees and managerial, administrative, and telephone expenses related to the Building; the total charges of any independent contractors employed in the care and operation, maintenance, cleaning, repair, and restoration of the Building and the Project landscaping; the amount paid for all supplies, tools, equipment, and necessities which are occasioned by everyday wear and tear; the costs of window and exterior wall cleaning; the cost of accounting services necessary to compute the Rent and charges payable by tenants; legal, inspection, and consulting services; and the amount paid for premiums for all insurance obtained by Landlord or required by Landlord’s mortgagees.

(b)                                 In determining the amount of Operating Expenses for any year, if during any period within such year less than ninety-five percent (95%) of the Project’s Rentable Area shall have been occupied by tenants, then with respect to such period, the Operating Expenses shall be proportionately increased to an amount equal to the Operating Expenses that would have been incurred had the occupancy of the Building been ninety-five percent (95%) throughout such portion of the year; provided, however, that nothing contained herein shall be deemed to permit the amount of the Operating Expenses for any year to exceed Tenant’s Proportionate Share of one hundred percent (100%) of the actual expense of any item included within Operating Expenses.

(c)                                  Tenant acknowledges that Landlord shall have no obligation whatsoever to provide guard service or other security measures for the benefit of the Premises or Project. Should Landlord elect to provide security protection for the Project, the cost of guards and other protection services shall be included within the definition of Operating Expenses.

(d)                                 Operating Expenses shall not, however, include interest on debt, capital retirement of debt, depreciation, expenses properly chargeable to capital account, except for capital expenditures primarily designed to reduce operating expenses or as required or reasonably requested by governmental authority (which capital expenditures shall be amortized in accordance with generally accepted accounting principles and included in Operating Expenses), expenses directly chargeable by the Landlord to any tenant or tenants.

(e)                                  Operating Expenses shall also exclude any and all of the following:

i.	interest on debt and capital retirement of debt;

ii.	such of the Operating Expenses as are recovered from insurance proceeds;

iii.	Costs arising from Landlord’s charitable or political contributions;

iv.	Brokers’ or other leasing commissions and costs incurred in connection with entering into new leases or disputes under existing leases;

v.	costs associated with bad debt losses;

vi.	costs to correct violations of laws existing as of the Commencement Date of this Lease;

vii.	any costs, fines or penalties incurred due to violations by Landlord of any legal requirement which may have been in effect as of the Commencement Date of this Lease;

viii.	costs for the removal or abatement of hazardous substances or asbestos other than those placed or released by Tenant or any employee, contractor, agent, customer, invitee or licensee of Tenant;

ix.	expenses for any item or service not provided to Tenant, but provided exclusively to certain other tenants in the Building;

x.	depreciation and amortization on any mortgage;

xi.	any ground lease or underlying lease payments; and

xii.	cost of ADA compliance not triggered by Tenant’s use of the Premises;

xiii.	rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement;

xiv.

marketing costs including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

xv.	interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the Premises;

xvi.

except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

xvii.	costs for acquisition of sculpture, paintings or other objects of art;

xviii.

costs incurred in connection with upgrading the Building to comply with disability, life, fire and safety codes in effect prior to the issuance of the temporary certificate of occupancy for the Project; and,

xix.

Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Expenses by comparable landlords of comparable buildings.

(f)                                    Tenant’s Proportionate Share of the Operating Expense shall be paid as follows: Landlord shall estimate from time to time, in good faith, the anticipated Operating Expenses, and shall compute Tenant’s Proportionate Share thereof. One-twelfth (1/12) of such amount due shall be paid by Tenant to Landlord as additional Rent on the first day of each month. Landlord may revise the same from time to time, in good faith, and require Tenant to pay one-twelfth (1/12) of such revised annual amount as additional Rent hereunder as of the first of each month. Not later than April 1 of each calendar year, or as soon thereafter as reasonably possible, including the year following the year in which this Lease terminates, Landlord shall endeavor to furnish Tenant with a true and correct accounting of actual costs with respect to the items set forth above, and within thirty (30) days following Landlord’s delivery of such accounting, Tenant shall pay to Landlord the amount of any underpayment. Notwithstanding the failure by Landlord to timely provide such accounting by such date, such failure shall not constitute a waiver by Landlord of its right to collect Tenant’s share of any underpayment. Landlord shall credit the amount of any overpayment of Tenant toward the next estimated monthly installment(s) falling due, or where the term of the Lease has expired, promptly refund the amount of overpayment to Tenant.

(g)                                 Provided that Tenant is not in default under the provisions of this Lease, Tenant shall have the right after reasonable written notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office. If after such inspection any dispute arises as to the amount of any portion of the Operating Expenses owed by Tenant hereunder and Tenant and Landlord are unable to resolve such dispute within fifteen (15) days following the completion of Tenant’s inspection, a certified public accountant, who shall be reasonably acceptable to Tenant and Landlord, shall prepare a certificate as to the proper amount of the expenditure, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord’s original statement overstated Operating Expense by more than ten percent (10%).

8.                                       TAXES:

(a)                                  The term “Taxes” shall include all real property taxes and assessments levied against the Project and the various estates therein and the underlying land, all taxes levied on personal property of Landlord to the extent used in the management, operation, maintenance and repair of the Project, all taxes, assessments and reassessments of every kind and nature whatsoever levied or assessed in lieu of or in substitution of any existing or additional real or personal property taxes and assessments on the Project, any increase in taxes or assessments resulting from a re-evaluation of the Project resulting from the sale, conveyance, assignment, ground lease or other transfer thereof, service payments in lieu of such taxes, excises, transit charges and fees, housing, park and child care assessments, development and other assessments, reassessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Project, its operations or the Rent provided for in this Lease, or amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services, benefits, or any other purposes which are assessed, levied, confirmed, imposed or become a lien upon the Premises, Building or Project or become payable during the Term. Nothing contained in this Lease shall require Tenant to pay any franchise, estate, inheritance or succession transfer tax of Landlord, or any income, profits or revenue tax or charge upon the net income of Landlord from all sources; provided, however, that if at any time during the Term under the laws of the United States Government or the State of California, or any political subdivision thereof, a tax or excise on Rent herein reserved, or any other tax however described, is levied or assessed by any such political body against Landlord on account of such Rent, or a portion thereof, Tenant shall pay One Hundred Percent (100%) of any such tax or excise as additional Rent hereunder.

(b)                                 Tenant shall pay before delinquent all taxes assessed against and upon equipment, furniture, fixtures, and other personal property of Tenant. If any taxes on Tenant’s personal property are levied against Landlord or Landlord’s property, or if the assessed value of the Building and other improvements is increased by the inclusion of a value placed on Tenant’s personal property, and if Landlord pays the taxes on any of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of the taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord’s assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

9.                                       UTILITIES:

(a)                                  Tenant shall be solely responsible for paying the cost of all utilities, including, but not limited to, sewer use and connection fees, water, gas, electricity, telephone, and other utilities (the “Utilities”) provided to the Premises and billed or metered separately to Tenant. If the Utilities are not separately billed to Tenant, Tenant shall pay to Landlord within fifteen (15) days after receiving a bill from Landlord the Tenant’s Proportionate Share of the cost of Utilities. In determining Tenant’s Proportionate Share of the cost of Utilities attributable to Tenant’s use during any period of time, if during any period within such year less than ninety-five percent (95%) of the Project’s rentable area shall have been occupied by tenants, then with respect to such period, any portion of the Utilities which vary with the occupancy percentage of the Building and/or Project, if any, shall be proportionately increased to an amount equal to the Utilities that would have been incurred had the occupancy of the Building been ninety-five percent (95%) throughout such portion of the year. In its reasonable discretion, Landlord may adjust “Tenant’s Proportionate Share” to reflect extraordinary use of the Premises by Tenant, which use requires greater use of any Utilities. Extraordinary use shall include, but not be limited to, use beyond normal business hours of 7:00 a.m. to 6:00 p.m., Monday through Friday; 7:00 a.m. to 12:00 p.m. on Saturdays, excluding any national holidays, and uses beyond those uses set forth in this Lease.

(b)                                 Failure by Landlord to furnish any Utilities, or any cessation thereof, which result from causes beyond the control of Landlord, shall not render Landlord liable in any respect for damages to either person or property, nor be construed as an eviction of Tenant, nor cause an abatement of rent, or relieve Tenant from fulfillment of any covenant or agreement hereof. If any of the equipment or machinery utilized in supplying services and Utilities breaks down, or ceases to function properly, Landlord shall use reasonable diligence to repair the same promptly. Tenant shall have no right to terminate this Lease, and shall have no claim for rebate of rent or damages, on account of any interruptions in services or utilities occasioned thereby or resulting therefrom except to the extent arising out of Landlord’s failure to use reasonable diligence to cause such repairs to be made.

10.                                 USE: Tenant shall use the Premises for the uses set forth in the Basic Lease Information and shall not use the Premises for any other purposes without Landlord’s written consent which shall not be unreasonably withheld or delayed. Tenant shall be solely responsible for obtaining any necessary governmental approvals of such use. Tenant warrants that it shall not make any use of the Premises which may cause contamination of the soil, the subsoil or groundwater. Tenant shall not do, bring, or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s use, Tenant shall pay to Landlord within thirty (30) days before the date Landlord is obligated to pay a premium on the insurance, or within thirty (30) days after Landlord delivers to Tenant a certified statement from Landlord’s insurance carrier stating that the rate increase was caused solely by an activity of Tenant on the Premises as permitted in this Lease, whichever date is later, a sum equal to the difference between the original premium and the increased premium. Landlord reserves the right to prescribe the weight and position of all safes, fixtures and heavy installations that Tenant desires to place in the Premises so as to distribute properly the weight, or to require plans prepared by a qualified structural engineer for such heavy objects, which shall be prepared at Tenant’s sole cost and expense.

11.                                 COMPLIANCE WITH THE LAW: Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law or rule, regulation, or requirement of any duly constituted public authorities now in force or which may hereafter be enacted or promulgated including, but not limited to, any and all federal, state and local laws, ordinances, regulations, orders and directives pertaining to any substance defined as “hazardous wastes”, “hazardous substances”, “hazardous materials”, “toxic substances” or words to that affect under any applicable current or future federal or state laws or regulations, or subject Landlord to any liability for injury to any person or property by reason of any business operation being conducted in or about the Premises. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations, which includes, but is not limited to, the Americans with Disability Act (“ADA”) of 1990 (42 U.S.C. 12101 et. seq.), and any amendment thereto or regulations promulgated thereunder, or requirements of any board or fire insurance underwriters or other similar bodies, now or hereafter constituted, relating to or affecting the condition, use, or occupancy of the Premises as they specifically apply to Tenant’s use of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. The final judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant. Notwithstanding the foregoing, Landlord shall be responsible for complying with ADA within the Building to the extent such compliance is not required due specifically to Tenant’s use of the Premises.

Neither Tenant, nor any assignee, sublessee or occupier of any portion of the Premises, shall permit the introduction, placement, use, generation, manufacture, storage, disposal or transportation in or around the Premises of any hazardous, poisonous or toxic substance, material or waste of any kind that may be hazardous to health and/or the environment, including, without limitation, substances from time to time identified as such by federal and/or state laws and regulations, without the prior written consent of Landlord; provided, however, that Tenant shall be entitled to possess and maintain within the Premises reasonable and lawful amounts of such hazardous materials which are customarily and lawfully used by Tenant in connection with its general office, laboratory and warehouse uses without Landlord’s consent. Landlord’s consent shall be given only if Tenant (a) satisfactorily demonstrates to Landlord that such substances are necessary for Tenant’s business conducted at the Premises, and are contained, stored, used, and disposed of in a completely safe manner and strictly in accordance with all applicable laws, regulations and guidelines, and (b) agrees to indemnify Landlord and be fully liable for all costs incurred (whether by Landlord or otherwise) in cleaning, decontaminating or otherwise correcting the effects of any such introduction, placement, use, storage or disposal in or about the Premises, as well as all costs of complying with all applicable laws, rules, regulations or requirements applicable thereto, including payment of any fines or penalties levied on account thereof or arising therefrom, and the cost of discharging any lien on the Premises securing such costs of correction. However, further to Section 38(f) below, Landlord agrees to indemnify, defend and hold harmless Tenant from all claims made against and/or costs incurred by Tenant in cleaning, decontaminating or otherwise correcting the effects of any introduction, placement, use, storage or disposal of hazardous materials by Landlord, Landlord’s agents, contractors, or employees in or about the Building, including the costs of complying with all applicable laws, rules, regulations or requirements applicable thereto, to the extent that such claims and/or costs are (i) caused by Landlord (to the extent not caused or contributed to by Tenant) or (ii) existing as of the Commencement Date. The provisions of this Section shall survive the termination and/or expiration of this Lease.

12.                                 ALTERATIONS AND ADDITIONS: Tenant shall not make or suffer to be made any alterations, additions, or improvements (collectively, “Alterations”) to or of the Premises, or any part thereof, without first obtaining the written consent of Landlord, which shall not be unreasonably withheld. Unless otherwise specified by Tenant in writing at the time a request for Alterations is submitted to Landlord and approved by Landlord at such time in writing, any Alterations to the Premises, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting movable furniture and trade fixtures, shall on the expiration of the Term become a part of the realty and belong to Landlord, and shall be surrendered with the Premises. Before Landlord’s consent to such Alterations will be given, Tenant shall submit detailed specifications, floor plans and necessary permits (if applicable) to Landlord for review. In no event shall any Alterations affect the structure of the Building or its façade without Landlord’s written consent, which consent may be withheld in Landlord’s sole and absolute discretion. As a condition to its consent, Landlord may request adequate assurance that all contractors who will perform such work have in force workman’s compensation and such other employee and public liability insurance as Landlord deems necessary, and where the Alterations are material, Landlord may require Tenant or its contractors to post adequate completion and performance bonds. In the event Landlord consents to the making of any Alterations to the Premises by Tenant, the same shall be made by Tenant at Tenant’s sole cost and expense, comply with all applicable laws, statutes and ordinances, be completed to the satisfaction of Landlord, and any architect, contractor or person selected by Tenant to make the same must first be approved in writing by Landlord. If Tenant makes any Alterations to the Premises, the Alterations shall not be commenced until five (5) business days after Landlord has received notice from Tenant stating the date the installation of the alterations is to commence so that Landlord can post and record an appropriate notice of nonresponsibility. Notwithstanding the foregoing, without the prior consent of Landlord, but with the prior notice to Landlord, Tenant shall be entitled to make Alterations within the Premises, provided that (i) the cost of the constructing such Alterations does not exceed Twenty Thousand and No/100ths Dollars ($20,000.00) per project in the aggregate, (ii) does not affect the structure or mechanical systems of the Building, and (iii) Tenant otherwise complies with the provisions of this Section. Tenant shall indemnify, defend and hold the Landlord, the Building and the Premises free and harmless from any liability, loss, damage, cost, attorneys’ fees and other expenses incurred on account of such construction, or claims by any person performing work or furnishing materials or supplies for Tenant or any persons claiming under Tenant.

13.                                 REPAIRS AND MAINTENANCE:

(a)                                  Tenant shall, at Tenant’s sole cost and expense, maintain the Premises in good, clean and safe condition and repair. Without limiting the generality of the foregoing, Tenant shall be solely responsible for maintaining and repairing all fixtures, electrical lighting, ceilings and floor coverings, windows, interior doors, interior plate glass, and interior walls within the Premises. In addition, Tenant shall be responsible for all repairs made necessary by Tenant, its employees, agents, contractors or invitees. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises except as specifically set forth in this Lease. Under no circumstances shall Tenant make any repairs to the Building or to the mechanical, electrical or heating, ventilating or air conditioning systems of the Premises or the Building, unless such repairs are previously approved in writing by Landlord, which shall not be unreasonably withheld.

(b)                                 Landlord shall be responsible for repairing any latent defects and making all structural repairs to the Building and Project, and shall maintain the roof, sidewalls, and foundations of the Building in good, clean and safe condition and repair. Landlord shall also maintain all landscaping, exterior windows, skylights, exterior doors, driveways, parking lots, fences, signs, sidewalks and other exterior Project Common Areas and interior Building Common Areas of the Project. Landlord shall be responsible for maintenance and repair of all plumbing, heating, electrical, air conditioning and ventilation systems. The foregoing obligations of Landlord contained in this Section 13(b) are collectively referred to as “Landlord’s Repairs”. If Landlord’s failure to fulfill its obligations relating to Landlord’s Repairs prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, then Tenant shall be entitled to an abatement of Base Rent with respect to such material portion of the Premises that Tenant is prevented from using by reason of such failure, as follows: if Landlord’s failure persists for three (3) consecutive business days, then the abatement of Base Rent shall commence on the fourth (4th) business day and continue until Tenant is no longer so prevented from using such portion of the Premises. Except as otherwise provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenants’ lease or required by law to make in or to any portion of the Building or the Premises. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business at the Premises. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord may give Tenant thirty (30) days written notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work within such time period and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the “Reference Rate” (formerly, “Prime Rate”) then being charged by the San Francisco main office of Bank of America NT & SA plus two percent (2%) per annum, from the date of such work, but not to exceed the maximum amount then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as the result of performing any such work.

14.                                 WASTE: Tenant shall not use the Premises in any manner that will constitute waste, nuisance, or unreasonable annoyance to owners or occupants of adjacent properties or to other tenants of the Building.

15.                                 LIENS: Tenant shall keep the Premises and the Project free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may require, at its sole option, that Tenant shall provide to Landlord, at Tenant’s sole cost and expense, labor and materials or a completion bond in an amount equal to one and one-half (1-1/2) times any and all estimated cost of any improvements, additions, or alterations to the Premises to be made by Tenant, to insure Landlord against any liability for mechanics’ and materialmen’s liens and to insure completion of work.

16.                                 ASSIGNMENT AND SUBLETTING: Tenant shall not assign, transfer, mortgage, pledge, hypothecate, or encumber this Lease or any interest therein, nor sublet the Premises or any part thereof, or any right or privilege appurtenant thereto or permit the use or occupancy by any other party without the prior, written consent of the Landlord first had and obtained, which consent shall not be unreasonably withheld or delayed. Any attempted assignment, transfer, mortgage, encumbrance, or subletting without such consent shall be void and shall constitute a breach of this Lease without the need for notice to Tenant. Tenant shall give Landlord written notice of Tenant’s desire to assign or sublet all or some portion of the Premises and the date on which Tenant wishes to make such assignment or sublease, at least fifteen (15) days prior to such date. Such written notice shall set forth the name of the proposed assignee or sublessee, the nature of the business to be carried on in the Premises, the space to be assigned or sublet, the material terms and provisions of the proposed sublease or assignment, and such financial information as Landlord may reasonably request. Landlord shall then have a period of ten (10) days following receipt of such notice and accompanying information within which to notify Tenant of its decision with respect to the proposed sublease or assignment. The withholding of Landlord’s consent to the assignment or subletting will be deemed to have been reasonable where based upon Landlord’s good faith determination of: (i) the inability of assignee or sublessee to fulfill the Lease terms; (ii) the financial irresponsibility of assignee or sublessee; (iii) the lack of suitability of assignee’s or sublessee’s intended use of the Premises; or (iv) the intended unlawful or undesirable use of the Premises by sublessee or assignee; provided, however, that the foregoing enumeration shall not be exclusive. If Landlord’s consent to the assignment or subletting cannot reasonably be withheld, Landlord shall then have a period of ten (10) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either (i) to terminate this Lease as to that portion of the Premises so affected as of the date so specified by Tenant, in which event Tenant will be relieved of all further obligations hereunder as to such portions of the Premises, or (ii) Landlord permits Tenant to make such assignment or sublease, subject only to the following:

(a)                                  Any such assignment, sublease or the like must be pursuant to a written agreement in a form acceptable to Landlord in its reasonable discretion and must provide that such assignee, sublessee, or other transferee agrees not to violate the terms and conditions of this Lease. No sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Any sublease must provide that Tenant (Sublessor) has the right to reenter the Premises upon termination of such sublease. No sublessee or assignee shall further assign or sublet all or any part of the Premises without the consent of each of Landlord and Tenant, which consent by Landlord shall be within Landlord’s sole and absolute discretion.

(b)                                 One-half (1/2) of any sums or other economic consideration received by Tenant as a result of such subletting, which exceed in the aggregate the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease), shall be payable to Landlord as additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder. Notwithstanding the foregoing, prior to paying any such additional Rent, Tenant may deduct all reasonable expenses incurred as a result of such subletting, including but not limited to brokerage fees, rent abatement, subtenant improvement allowance, costs to demise the Premises, attorneys’ fees and advertising fees.

(c)                                  No assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord. Tenant shall have the duty and responsibility to take such actions as are necessary to ensure that such assignee or sublessee does not violate the terms and provisions of the Lease. In accordance with Section 37 below, in the event Tenant assigns or sublets one third or more of the entire Premises as permitted by this Lease, all options to renew this Lease at the end of the original term, which options, if any, are defined and explained herein or in an addendum to this Lease, shall terminate.

(d)                                 Notwithstanding the foregoing, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s consent, but with prior written notice, to any corporation, partnership, individual or other entity which controls, is controlled by or is under common control with Tenant, or to any corporation, partnership, individual or other entity, resulting from a merger or consolidation with Tenant, or to any person or entity which acquires all of the assets of Tenant’s business as a going concern, provided that (i) the assignee or sublessee assumes, in full, the obligations of Tenant under this Lease, (ii) Tenant remains fully liable under this Lease to the extent it survives any merger or consolidation as a separate entity, and (iii) the use of the Premises remains unchanged, unless the reasonable consent of Landlord is obtained, No transfer of stock in the Tenant shall be considered an assignment, sublease or transfer under this Lease.

(e)                                  If Tenant requests Landlord to consent to a proposed assignment or subletting, Tenant shall pay Landlord, whether or not consent is ultimately given, Landlord’s reasonable costs, including attorneys’ fees (which attorneys’ fees shall not exceed Five Hundred and No/100ths Dollars ($500.00) for each proposed assignment or subletting) incurred in connection with evaluating such request and/or documenting such sublease or assignment up to a maximum of One Thousand and No/100ths Dollars ($1,000.00) per Tenant’s request for consent.

Notwithstanding any other provision of this Section 16 to the contrary, Landlord shall have no recapture right during the first thirty (30) months of the Term for any sublease or assignment which is, when aggregated together with any previous assignment or sublease, less than a total of ten thousand (10,000) rentable square feet for all subleased or assigned space.

17.                                 INDEMNITY: Tenant shall indemnify, defend, protect and hold Landlord, any partner, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord (collectively, “Landlord Group”) harmless against and from all claims, damages and liabilities, arising from Tenant’s use of the Premises or the conduct of Tenant’s business or from any activity, work, or other thing done, permitted or suffered by Tenant in or about the Building, and shall further indemnify and hold the Landlord Group harmless against and from any and all claims, damages and liabilities, directly arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act or negligence of the Tenant or any officer, agent, employee, guest, or invitee of Tenant, and from all and against all costs, attorneys’ fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against Landlord by reason of any such claim. Tenant, as a material part of the consideration to Landlord under this Lease, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, except that Tenant shall not assume any risk for damage resulting from the negligence or wrongful act of Landlord or its authorized representatives.

Landlord shall indemnify, defend, protect and hold Tenant and/or any officer, director, employee, agent, or representative of Tenant (collectively, “Tenant Group”) harmless against and from all claims, damages and liabilities arising from any activity, work, or other thing done, permitted or suffered by Landlord in or about the Building and shall further indemnify and hold the Tenant Group harmless against and from any and all claims, damages and liabilities directly arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease or arising from any gross negligence or willful misconduct of the Landlord or any officer, agent, employee, guest, or invitee of Landlord, and from all and against all costs, attorneys’ fees, expenses, and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action, or proceeding brought against Tenant by reason of any such claim.

Except to the extent arising out of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects from pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or from other sources. If Landlord’s gross negligence or willful misconduct hereunder prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such material portion of the Premises, then Tenant shall be entitled to an abatement of Base Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such failure, as follows: if Landlord’s failure persists for three (3) consecutive business days, then the abatement of Base Rent shall commence on the fourth (4th) business day and continue until Tenant is no longer so prevented from using such portion of the Premises. Landlord shall not be liable for any damages arising from any act or omission from any other tenant of the Building.

18.                                 DAMAGE TO PREMISES OR BUILDING: All injury to the Premises or the Building caused by moving the property of Tenant or its employees, agents, guests or invitees into, in or out of the Building and all breakage done by Tenant or the agents, servants, employees, and visitors of Tenant shall be repaired as determined by the Landlord at the expense of the Tenant.

19.                                 TENANT’S INSURANCE/WAIVER OF SUBROGATION:

(a)                                  All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies which are rated by Best Insurance Reports as A:VII or better and acceptable to Landlord and Landlord’s lender and licensed or authorized to do business in the State of California. Each policy shall name Landlord, and at Landlord’s request, any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a separation of insureds condition, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance for Landlord’s interest only, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is given possession of the Premises, and thereafter, within thirty (30) days after any demand by Landlord therefor. No such policy shall be cancelable, materially changed or reduced in coverage except after thirty (30) days’ written notice to Landlord and Landlord’s lender except for non-payment of premium, which shall be ten (10) days written notice only. Tenant shall furnish Landlord with renewals or “binders” of any such policy at least ten (10) days prior to the expiration thereof except that to the extent such binders are not available within the timeline contained herein, Tenant shall provide Landlord with evidence of Tenant’s payment of the premiums for all required policies within ten (10)-day period. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant’s behalf and charge the Tenant the premiums, which shall be payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord’s mortgagee and Tenant as required by this Lease.

(b)                                 Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term of the Lease, Tenant shall procure, pay for and maintain in effect policies of property insurance covering (i) all Tenant Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of Section 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time, in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost as reasonably determined from time to time, providing protection against all risks of physical loss or damage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

(c)                                  Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the term of the Lease, Tenant shall procure, pay for and maintain in effect workers’ compensation and employer’s liability insurance and commercial general liability insurance which includes coverage for personal injury, contractual liability and Tenant’s independent contractors. The commercial general liability should be procured and maintained with not less than Three Million Dollars ($3,000,000.00) per occurrence combined single limit for bodily injury, personal injury or property damage liability. If such insurance covers more than one location, and general aggregate limit shall apply on a per location basis.

(d)                                 Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the term of the Lease, Tenant shall pay for and maintain in effect business income insurance on a “Special Form” basis, which will provide recovery for a minimum of twelve (12) months of Tenant’s continuing Rent obligation to Landlord.

(e)                                  Whenever, in Landlord’s reasonable judgment, good business practice or change in conditions indicate a need for additional or different types of insurance, Tenant shall upon request of Landlord obtain such insurance at its own expense.

(f)                                    Tenant agrees to obtain certificates of insurance evidencing commercial general liability insurance, including completed operations, and workers’ compensation insurance and employer’s liability insurance from any contractors or subcontractors engaged in repairs or maintenance to the Premises during the term of the Lease. Such liability insurance must be for minimum limits of One Million Dollars ($1,000,000.00) per occurrence combined single limit for bodily injury including death and property damage liability.

(g)                                 Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against and payment is made under any “Special Form” insurance policy containing coverage of not less than coverage identified by ISO Form CP 10 30 in effect as of the date of this Lease, which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation as contained in this Lease.

20.                                 WAIVER: No delay or omission in the exercise of any right or remedy of Landlord or Tenant on any default by Tenant or Landlord shall impair such a right or remedy or be construed as a waiver. The subsequent acceptance of Rent by Landlord after breach by Tenant of any covenant or term of this Lease shall not be deemed a waiver of such breach, other than a waiver of timely payment for the particular Rent involved, and shall not prevent Landlord from maintaining an unlawful detainer or other action based on such breach. No act or conduct of Landlord, including without limitation the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Prior to the scheduled expiration of the term of the Lease, only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish an early termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord or Tenant of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease. The review, approval, or inspection by Landlord of any item to be reviewed, approved, or inspected by Landlord under the terms of this Lease shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use.

21.                                 ENTRY BY LANDLORD: Landlord reserves, and shall at any and all reasonable times with at least twenty-four (24) hours written notice (except in the case of an emergency, for which no notice shall be required) have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to maintain and repair the Premises and any portion of the Building that Landlord may deem necessary or desirable, without abatement of Rent, and may for that purpose erect scaffolding and other necessary structures, where reasonably required by the character of the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby and further providing that the business of the Tenant shall not be interfered with unreasonably. Except to the extent arising out of Landlord’s gross negligence or willful misconduct hereunder, Tenant hereby waives any claims for damages or for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in the event of an emergency (as determined by Landlord or its employees or representatives acting in good faith), in order to obtain entry to the Premises without liability to Landlord. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or be deemed to be a forcible or unlawful entry into, or a detainer of the Premises, or an eviction of Tenant from the Premises or any portion thereof.

22.                                 CASUALTY DAMAGE: During the term hereof, if the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case the Building shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged by such fire or other casualty), (i) if such damage cannot be repaired within ninety (90) days thereafter, as reasonably determined by Landlord, (ii) if any mortgagee under a mortgage or deed of trust covering the Building requires that the insurance proceeds payable as a result of said fire or other casualty be used to retire or reduce such mortgage debt, or (iii) if such damage is not covered by insurance carried by Landlord, Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage, in which event the Rent shall be abated as of the date of such damage. If the damage does not require substantial alteration or reconstruction or if Landlord does not thus elect to terminate this Lease, Landlord shall, within thirty (30) days after the date of such damage, commence to repair and restore the Building and shall proceed with reasonable diligence to restore the Building (except that Landlord shall not be responsible for delays outside its control) to substantially the same condition in which it was immediately prior to the happening of the casualty, except that Landlord shall not be required to rebuild, repair or replace any part of Tenant’s furniture and furnishings or fixtures and equipment removable by Tenant under the provisions of this Lease, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Building. Tenant shall not be entitled to any compensation or damages from Landlord, and Landlord shall not be liable, for any loss of the use of the whole or any part of the Premises, the Building, Tenant’s personal property, or any inconvenience or annoyance occasioned by such loss of use, damage, repair, reconstruction or restoration, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant a diminution of Rent on a square footage basis during the time and to the extent the Premises are unfit or unavailable for occupancy. If the Premises or any other portion of the Building are damaged by fire or other casualty resulting from the negligence of Tenant or any of Tenant’s agents, employees, or invitees, Tenant shall be liable to Landlord for the cost and expense of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by insurance proceeds. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation to terminate the Lease by reason of casualty or damage to the Premises or Building, and the parties hereto specifically agree that the Lease shall not automatically terminate by law upon destruction of the Premises.

23.                                 CONDEMNATION:

(a)                                  If the whole of the Building or Premises should be condemned, this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than substantially the whole of the Building or the Premises is thus taken or sold, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by written notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (ii) Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant within sixty (60) days after the date of such taking, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If, upon any such condemnation of less than substantially the whole of the Building or the Premises, this Lease shall not be thus terminated, the Rent payable hereunder shall be diminished by an amount representing that part of the Rent as shall properly be allocable to the portion of the Premises which was so condemned, and Landlord shall, at Landlord’s sole expense, restore and reconstruct the remainder of the Building and the Premises to substantially their former condition to the extent that the same, in Landlord’s reasonable judgment, may be feasible, but such work shall not exceed the scope of the work done in originally constructing the Building, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation awarded upon a taking of any part or all of the Building or the Premises. Subject to the rights of any mortgagee under a mortgage or deed of trust covering the Building, Landlord shall be entitled to and shall receive the total amount of any award made with respect to condemnation of the Premises or Building, regardless of whether the award is based on a single award or a separate award as between the respective parties, and to the extent that any such award or awards shall be made to Tenant or to any person claiming through or under Tenant, Tenant hereby irrevocably assigns to Landlord all of its rights, title and interest in and to any such awards. No portion of any such award or awards shall be allocated to or paid to Tenant for any so-called bonus or excess value of this Lease by reason of the relationship between the rental payable under this Lease and what may at the time be a fair market rental for the Premises, nor for Tenant’s unamortized costs of leasehold improvements. The foregoing notwithstanding, and if Tenant be not in default for any reason, Landlord shall turn over to Tenant, promptly after receipt thereof by Landlord, that portion of any such award received by Landlord hereunder which is attributable to Tenant’s fixtures and equipment which are condemned as part of the property taken but which Tenant would otherwise be entitled to remove, and the appraisal of the condemning authority with respect to the amount of any such award allocable to such items shall be conclusive. The foregoing shall not, however, be deemed to restrict Tenant’s right to pursue a separate award specifically for its relocation expenses or the taking of Tenant’s personal property or trade fixtures so long as such separate award does not diminish any award otherwise due Landlord as a result of such condemnation or taking. Tenant hereby specifically waives any and all rights it may have under any law, statute, ordinance or regulation (including, without limitation, Sections 1265.120 and 1265.130 of the California Code of Civil Procedure), to terminate or petition to terminate this Lease upon partial condemnation of the Premises or Building, and the parties hereto specifically agree that this Lease shall not automatically terminate upon condemnation.

(b)                                 Landlord may, without any obligation or liability to Tenant and without affecting the validity and existence of this Lease other than as hereafter expressly provided, agree to sell and/or convey to the condemnor the Premises or portion thereof sought by the condemnor, without first requiring that any action or proceeding be instituted, or if such action or proceeding shall have been instituted, without first requiring any trial or hearing thereof (and Landlord is expressly empowered to stipulate to judgment therein), free from this Lease and the rights of Tenant hereunder.

(c)                                  If all or any portion of the Premises is condemned or otherwise taken for a period (i) of less than ninety (90) days, this Lease shall remain in full force and effect and Tenant shall continue to perform all terms and covenants of this Lease; provided, however, Rent shall abate during such limited period in proportion to the portion of the Premises that is rendered unusable as a result of such condemnation or other taking, or (ii) of ninety (90) days or more, Tenant shall have the right to terminate this Lease by providing written notice of such election within thirty (30) days of such condemnation, in which case Rent shall be abated as of the date of such condemnation.

(d)                                 The words “condemnation” or “condemned” as used herein shall mean the taking for any public or quasi-public use under any governmental law, ordinance, or regulation, or the exercise of, or the intent to exercise, the power of eminent domain, expressed in writing, as well as the filing of any action or proceeding for such purpose, by any person, entity, body, agency, or authority having the right or power of eminent domain, and shall include a voluntary sale by Landlord to any such person, entity, body agency or authority, either under threat of condemnation expressed in writing or while condemnation proceedings are pending, and shall occur in point of time upon the actual physical taking of possession pursuant to the exercise of said power of eminent domain.

24.                                 TENANT’S DEFAULT: The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

(a)                                  The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder as and when due, where such failure shall continue for a period of ten (10) days after written notice of failure to pay after the due date.

(b)                                 Tenant’s failure to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, other than as described in subparagraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

(c)                                  The making by Tenant of any general assignment or general arrangement for the benefit of creditors, or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days, or the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged in thirty (30) days.

(d)                                 The filing of any voluntary petition in bankruptcy by Tenant, or the filing of any involuntary petition by Tenant’s creditors, which involuntary petition remains undischarged for a period of thirty (30) days. In the event that under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease, and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant’s obligation under this Lease.

25.                                 REMEDIES FOR TENANT’S DEFAULT: In the event of Tenant’s default, Landlord may:

(a)                                  Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant:

(i)                                     the worth at the time of the award of any unpaid rent which had been earned at the time of such termination; plus

(ii)                                  the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided, plus

(iii)                               the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided, plus

(iv)                              any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom (including, without limitation, the cost of recovering possession of the Premises, expenses of reletting including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and real estate commissions actually paid and that portion of the leasing commission paid by Landlord and applicable to the unexpired portion of this Lease), plus

(v)                                 such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

As used in Subsections (1) and (2) above, the “worth at the time of the award” shall be computed by allowing interest at the lesser of ten percent (10%) per annum, or the maximum rate permitted by law per annum. As used in subsection (3) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)                                 Continue this Lease in full force and effect, and the Lease will continue in effect, as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant’s account. Tenant shall be liable immediately to Landlord for all costs Landlord reasonably incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises required by the reletting, and like costs. Reletting can be for a period shorter or longer than the remaining term of this Lease. Tenant shall pay to Landlord the Rent due under this Lease on the dates the Rent is due, less the rent Landlord receives from any reletting. In no event shall Tenant be entitled to any excess rent received by Landlord. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. After Tenant’s default and for as long as Landlord does not terminate Tenant’s right to possession of the Premises, if Tenant obtains Landlord’s consent, Tenant shall have the right to assign or sublet its interest in this Lease, but Tenant shall not be released from liability.

(c)                                  Cause a receiver to be appointed to collect Rent. Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate the Lease.

(d)                                 Cure the default at Tenant’s cost. If Landlord at any time, by reason of Tenant’s default, reasonably pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord at the time the sum is paid, and if paid at a later date shall bear interest at the lesser of ten percent (10%) per annum, or the maximum rate an individual is permitted by law to charge from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. The sum, together with interest on it, shall be additional Rent.

The foregoing remedies are not exclusive; they are cumulative, in addition to any remedies now or later allowed by law, to any equitable remedies Landlord may have, and to any remedies Landlord may have under bankruptcy laws or laws affecting creditors’ rights generally.

26.                                 SURRENDER OF PREMISES: On expiration of this Lease or within five (5) days after the earlier termination of the Term, Tenant shall surrender to Landlord the Premises in good condition (except for ordinary wear and tear, repair and maintenance which is the obligation of Landlord, and destruction to the Premises). Tenant shall remove all its personal property within the above-stated time. Tenant shall perform all restoration made necessary by the removal of any alterations or Tenant’s personal property within the time periods stated in this paragraph.

27.                                 DEFAULT BY LANDLORD:

(a)                                  Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligations within thirty (30) days after written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligation, provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter diligently prosecute the same to completion. In no event shall Landlord be liable to Tenant for loss of profits, business interruption, or consequential damages if Landlord performs its obligations within the time periods specified in this paragraph.

(b)                                 Tenant agrees to give any mortgagee and/or trust deed holders, by registered mail, a copy of any Notice of Default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional thirty (30) days within which to cure such default, or if such default cannot be cured within that time, then such additional time as may be necessary if within thirty (30) days mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while remedies are being so diligently pursued.

28.                                 PARKING: Tenant shall have the right to park in the Building’s parking facilities in common with other tenants of the Building upon terms and conditions as may from time to time be established by Landlord. In this regard, during the term of the Lease and any extensions thereof, Tenant shall be entitled to the non-exclusive use of up to 3.3 parking spaces for every 1,000 Rentable Area of the Premises, at no additional cost to Tenant. Landlord shall have the right, in addition to pursuing any other legal remedy available, to tow any vehicle belonging to Tenant or Tenant’s employees which is not in compliance with the regulations for the parking facility then in effect if a violation continues after the first notice of such violation, at the reasonable expense of Tenant; nothing in this Lease, however, shall require Landlord to tow parked cars or take other actions to free occupied unreserved spaces for Tenant’s use. Landlord shall not be liable for any claims, losses, damages, expenses or demands with respect to injury or damage to the vehicles of Tenant or Tenant’s customers or employees that park in the parking areas of the Project, except for such loss or damage as may be caused by the negligence or willful misconduct of Landlord, its agents, employees, contractors and subcontractors.

29.                                 ESTOPPEL CERTIFICATE: Tenant shall at any time and from time to time upon not less than twenty (20) days’ prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as modified is in full force and effect) and the date to which the Rental and other charges are paid in advance, if any; (b) certifying that the Premises have been accepted by Tenant; (c) confirming the Commencement Date and the expiration date of the Lease; and (d) acknowledging that there are not, to Tenant’s knowledge, any uncured defaults on the part of the Landlord hereunder, or specifying such defaults, if any are claimed. Any such statement may be relied upon by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

30.                                 SALE OF PREMISES: In the event of any sale of the Project, Landlord shall be and hereby is entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease. If any security deposit or prepaid Rent has been paid by Tenant, Landlord will transfer the security deposit and prepaid rent to Landlord’s successor and upon the successor’s assumption of Landlord’s obligations under this Lease as set forth in Section 6 above, Landlord shall be relieved of any and all further liability with respect thereto.

31.                                 SUBORDINATION, ATTORNMENT:

(a)                                  This Lease is and shall be subordinate to any encumbrance now of record or recorded after the date of this Lease affecting the Building, other improvements, and land of which the Premises are a part. Such subordination is effective without any further act of Tenant. If any mortgagee, trustee, or ground lessor shall elect to have this Lease and any options granted hereby prior to the lien of its mortgage, deed of trust, or ground lease, and shall give written notice thereof to Tenant, this Lease and such options shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease or such options are deeded prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of recording thereof.

(b)                                 In the event any proceedings are brought for foreclosure, or in the event of a sale or exchange of the real property on which the Building is located, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant agrees to execute any documents required to effectuate an attornment or to make this Lease or any options granted herein prior to the lien of any mortgage, deed of trust, or ground lease, as the case may be.

(c)                                  Landlord agrees that Tenant’s obligations to subordinate under this Section to any future ground lease, mortgage, or deed of trust shall be conditioned upon Tenant’s receipt of a non-disturbance agreement from the party requiring such subordination (which party is referred to for the purposes of this Section as the “Superior Lienor”). Such non-disturbance agreement shall provide, at a minimum, that Tenant’s possession of the Premises shall not be interfered with following a foreclosure, provided Tenant is not in default beyond any applicable cure periods. Landlord’s obligation with respect to such a non-disturbance agreement shall be limited to obtaining the non-disturbance agreement in such form as the Superior Lienor generally provides in connection with its standard commercial loans, however, Tenant shall have the right to negotiate, and Landlord shall use its good faith efforts and due diligence in assisting Tenant in the negotiation of, revisions to that non-disturbance directly with the Superior Lienor. Tenant agrees to use its good faith efforts to reach agreement with the Superior Lienor upon acceptable terms and conditions of a non-disturbance agreement.

32.                                 AUTHORITY OF PARTIES:

(a)                                  Tenant’s Authority: If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

(b)                                 Landlord’s Authority: If Landlord is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, and that this Lease is binding upon said corporation in accordance with its terms. If Landlord is a partnership, each individual executing this Lease on behalf of said partnership represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said partnership under the terms of the partnership agreement of said partnership.

33.                                 BROKER: Landlord and Tenant each warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease except for the Brokers listed in the Basic Lease Information, and it knows of no other real estate broker or agent who is entitled to a commission in connection with the Lease. Landlord agrees to pay any commission to which Brokers are entitled in connection with this Lease. Tenant agrees to indemnify and defend Landlord and hold Landlord harmless from any claims for brokerage commissions arising out of any discussion allegedly had by Tenant with any broker other than Broker.

34.                                 HOLDING OVER: Upon termination of the Lease or expiration of the Term hereof, if Tenant retains possession of the Premises without Landlord’s written consent first had and obtained, then Tenant’s possession shall be deemed a month-to-month tenancy upon all of the terms and conditions contained in this Lease, except the base rent portion of the Rent which shall be increased to one hundred and twenty-five percent (125%) of the amount of the Base Rent at the expiration or earlier termination of the Lease, as the case may be. Rent, as adjusted pursuant to this Section, shall be payable in advance on or before the first day of each month. If either party desires to terminate such month-to-month tenancy, it shall give the other party not less than thirty (30) days’ advance written notice of the date of termination.

35.                                 RULES AND REGULATIONS: Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make all reasonable nondiscriminatory modifications to said rules. The additions and modifications to those rules shall be binding upon Tenant upon delivery of a copy to them to Tenant (a copy of the present Rules and Regulations is attached hereto as Exhibit D). Landlord shall use its reasonable efforts to enforce compliance with such rules, but shall not be responsible to Tenant for the nonperformance of any of said rules by other tenants or occupants. If there is any conflict between the terms of this Lease and the then-current Rules and Regulations, this Lease shall govern and control.

36.                                 RIGHT OF FIRST OFFER: During the term of the Lease, including the Extended Term (as defined below), upon Landlord’s determination to lease the space currently identified as Vivarium Laboratory within the Building, constituting approximately seven thousand fifteen (7,015) rentable square feet as shown on the Space Plan for the Second Floor of the Building in Exhibit B attached hereto (the “ROFO Space”), Tenant shall have a right of first offer (“Right of First Offer”) to lease such ROFO Space. Landlord shall first deliver to Tenant a written notice of such availability containing the terms upon which Landlord intends to Lease the ROFO Space (“ROFO Notice”). For a period of ten (10) business days following delivery of the ROFO Notice, Tenant shall have the right to provide Landlord with written notice of Tenant’s acceptance of the offer to lease the ROFO Space. All terms not addressed in the ROFO Notice shall be consistent with the terms of this Lease. In the event that Tenant does not provide Landlord with its written acceptance of the terms set forth in the ROFO Notice within such ten (10) business day period for any reason, Landlord shall be free to negotiate with any third party concerning the lease of such space, and Landlord shall have no further obligation with regard thereto. Notwithstanding the foregoing, if (i) Landlord does not lease the ROFO Space within one hundred and twenty (120) days of any ROFO Notice or (ii) if Landlord leases the ROFO Space for a term that expires before the Term hereof, upon the expiration of such shorter term, Tenant’s Right of First Offer hereunder shall be reinstated in its entirety. If Tenant exercises its Right of First Offer as provided herein, the lease for such ROFO Space shall contain a provision stating that Landlord shall provide Tenant with a Thirty and No/100ths Dollars ($30.00) per rentable square foot tenant improvement allowance based on six thousand two hundred and ninety-one (6,291) rentable square feet. If Tenant exercises its Right of First Offer after the twenty-fourth (24th) month of the Term, the Term of this Lease shall automatically be extended one (1) additional year (“Additional Year”) and the Base Rent for the Additional Year shall be 3% greater than from the year immediately preceding the Additional Year. Tenant’s Proportionate Share of the Operating Expenses shall be appropriately increased.

As a further condition to Tenant’s right to exercise the Right of First Offer but subject to such Right of First Offer, prior to Tenant taking possession of the ROFO Space, if at all, Landlord shall have the right to market the leasing of the ROFO Space and to perform alterations thereto. Tenant shall be obligated to cooperate with

Landlord in providing Landlord with reasonable access to the ROFO Space, and preparing demising schemes, shared space plans, and other alterations to the ROFO Space; provided, however, that said alterations shall not materially affect Tenant’s use of the Premises.

Should Tenant fail to exercise its Right of First Offer or take possession of the ROFO Space, Landlord shall have the right, but not the obligation to recapture (“Right to Recapture”) that specific portion of the Premises, which will be referred to as the “Window Line Space,” constituting of two thousand nine hundred forty-six (2,946) rentable square feet as shown on the Space Plan for the Second Floor of the Building in Exhibit B attached hereto. If Landlord exercises its Right to Recapture the Window Line Space, Tenant shall vacate and surrender the Window Line Space as set forth in Section 26 above. There shall be a pro rata reduction in Tenant’s Base Rent and Proportionate Share.

37.                                 OPTION TO EXTEND: Tenant shall have the right to extend this Lease (“Option to Extend”) for one (1) five (5) year period (“Extended Term”) by giving Landlord written notice of its intention to do so at least nine (9) months prior to the expiration of the original term, as extended for the Additional Year, if applicable, under Section 36 above (“Option Notice”); provided, however, that Tenant is not in material default beyond any applicable cure period under the Lease on the date of giving such notice or on the date of commencement of the Extended Term.

The Option to Extend is personal to Tenant and may not be exercised or assigned, voluntarily or involuntarily, by, or to, any person or entity other than Tenant. The Option to Extend is not assignable separate and apart from the Lease. In the event that, at the time the Option to Extend is exercisable by Tenant, the Lease has been assigned, or a sublease exists (as to thirty-three percent (33%) or more of the Premises) other than as permitted by the Lease, the Option to Extend shall be deemed null and void and Tenant, any assignee, or any subtenant, shall not have the right to exercise the Option to Extend.

The Extended Term shall be upon all of the terms and conditions of this Lease, except that the following rights of Tenant shall not apply during such extension terms: (a) any right to rent-free possession, (b) any right to further extension of the term of the Lease, and (c) the monthly Base Rent for the Premises shall be determined by Fair Market Rental Rate.

Landlord shall determine the Fair Market Rental Rate by using its good faith judgment. Landlord shall use its good faith efforts to provide written notice of such amount within fifteen (15) days (but in no event later than thirty (30) days) after Tenant sends an Option Notice to Landlord exercising the Option to Extend. Tenant shall have thirty (30) days (the “Tenant’s Review Period”) after receipt of Landlord’s notice of the new rental within which to accept such rental or to object thereto in writing. In the event Tenant objects, Landlord and Tenant shall attempt to agree upon such Fair Market Rental Rate, using their good faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Tenant’s Review Period (the “Outside Agreement Date”), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below. Failure of Tenant to so elect in writing within Tenant’s Review Period shall conclusively be deemed its approval of the new rental determined by Landlord. In the event that Landlord fails to timely generate the initial written notice of Landlord’s opinion of the Fair Market Rental Rate which triggers the negotiation period of this provision, then Tenant may commence such negotiations by providing the initial notice, in which event Landlord shall have ten (10) days (“Landlord’s Review Period”) after receipt of Tenant’s notice of the new rental within which to accept such rental. In the event Landlord does not affirmatively in writing consent to Tenant’s proposed rental, such proposed rental shall be deemed rejected and Landlord and Tenant shall attempt in good faith to agree upon such Fair Market Rental Rate, using their best good faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) days following Landlord’s Review Period (which shall be, in such event, the “Outside Agreement Date” in lieu of the above definition of such date), then each party shall place in a separate sealed envelope their final proposal as to Fair Market Rental Rate and such determination shall be submitted to arbitration in accordance with subsections (a) through (e) below.

(a)                                  Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other’s presence. If Landlord and Tenant do not mutually agree upon the Fair Market Rental Rate within one (1) business day of the exchange and opening of envelopes, then, if Tenant does not revoke its Option Notice by providing written notice to Landlord within five (5) business days after the exchange and opening of the envelopes (in which event Tenant shall have no further right to extend the Lease and this Lease shall automatically terminate at the end of the Initial Term or initial Option Term, as applicable), within ten (10) business days after the exchange and opening of envelopes Landlord and Tenant shall agree upon and jointly appoint a single arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker as to his or her opinion as to Fair Market Rental Rate prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rental Rate for the Premises is the closer to the actual Fair Market Rental Rate for the Premises as determined by the arbitrator, taking into account the requirements of this Section regarding same. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary.

(b)                                 The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rental Rate, and shall notify Landlord and Tenant thereof.

(c)                                  The decision of the arbitrator shall be binding upon Landlord and Tenant.

(d)                                 If Landlord and Tenant fail to agree upon and appoint an arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Alameda County Superior Court, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

(e)                                  The cost of arbitration shall be paid by Landlord and Tenant equally.

38.                                 HAZARDOUS MATERIALS:

(a)                                  For the purpose of this Section and this Lease, the following terms are defined as follows:

(1)                                  “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only and without limitation, the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. § 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including for example only and without limitation, gasoline, diesel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

(2)                                  “Environmental Requirements” shall mean all present and future governmental statutes, codes, ordinances, regulations, rules, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials.

(3)                                  “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storing, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials by Tenant or its officers, employees, contractors, assignees, sublessees, agents or invitees.

(4)                                  “Environmental Losses” shall mean all costs and expenses of any kind, damages, foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises, Building or Project.

(b)                                 No Hazardous Materials shall be Handled at or about the Premises, Building or Project without Landlord’s prior written consent, which consent may be granted, denied, or conditioned upon compliance with Landlord’s requirements, all in Landlord’s absolute discretion. Notwithstanding the foregoing, normal quantities and use of those lawful Hazardous Materials customarily and lawfully used in Tenant’s conduct of its general office activities, for example, copier fluids and cleaning supplies, and its laboratory activities may be lawfully used and stored at the Premises by Tenant without Landlord’s prior written consent. Tenant’s activities at or about the Premises, Building or Project and the Handling of all Hazardous Materials shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises, Building or Project all Hazardous Materials Handled at the Premises, Building or Project (but Tenant shall not be required to remove, or have any liability whatsoever with respect to any Hazardous Materials not in any way Handled or disturbed by Tenant). Tenant shall keep Landlord fully and promptly informed of all Handling of Hazardous Materials.

(c)                                  Tenant covenants and warrants that it shall, at its own expense, promptly take all actions required by any governmental agency or entity in connection with the Handling of Hazardous Materials at or about the Premises, Building or Project, including without limitation, inspection and testing, performing all cleanup, removal and remediation work required with respect to those Hazardous Materials, complying with all closure requirements and post-closure monitoring, and filing all required reports or plans. All of the foregoing work and all Handling of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with Landlord’s use, operation, leasing and sale of the Project and other tenants’ quiet enjoyment of their premises in the Property. Tenant shall deliver to Landlord prior to delivery to any governmental agency, or promptly after receipt from any such agency, copies of all permits, manifests, closure or remedial action plans, notices, and all other documents relating to the Handling of Hazardous Materials at or about the Premises, Building or Project. Tenant shall remove at its own expense, by bond or otherwise, all liens or charges of any kind filed or recorded against the Premises, Building or Project in connection with the Handling of Hazardous Materials, within ten (10) days after the filing or recording of such lien or charge, and if Tenant fails to do so, Landlord shall have the right, but not the obligation, to remove the lien or charge at Tenant’s expense in any manner Landlord deems expedient.

(d)                                 Landlord shall have the right, but not the obligation, to enter the Premises at any reasonable time (i) to confirm Tenant’s compliance with the provisions of this Section, and (ii) to perform Tenant’s obligations under this Section if Tenant has failed to do so. Landlord shall also have the right to engage qualified Hazardous Materials consultants to inspect the Premises and review the Handling of Hazardous Materials, including review of all permits, reports, plans, and other documents regarding same. If Tenant fails to perform its obligations under this Section, Tenant shall pay the costs of Landlord’s consultants’ fees and all costs incurred by Landlord in performing Tenant’s obligations under this Section. Landlord shall use reasonable efforts to minimize any interference with Tenant’s business caused by Landlord’s entry into the Premises, but Landlord shall not be responsible for any interference caused thereby.

(e)           Tenant agrees to indemnify, defend and hold harmless Landlord and its partners and their directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind, including without limitation, reasonable attorneys’ and consultants’ fees and costs, incurred at any time by Landlord from or in connection with the Handling of Hazardous Materials at or about the Premises, Building or Project or Tenant’s failure to comply with all Environmental Requirements with respect to the Premises.

(f)            Landlord agrees to indemnify, defend and hold harmless Tenant from all Environmental Losses and all other claims, losses, damages, liabilities, costs and expenses of every kind, including without limitation, reasonable attorneys’ and consultants’ fees and costs, incurred at any time by Tenant resulting from claims, costs and liabilities with respect to Hazardous Materials that are either (i) caused by Landlord (to the extent not caused or contributed to by Tenant), or (ii) existing as of the Commencement Date.

(g)           To the best of Landlord’s actual and current knowledge, excluding constructive knowledge, the Project, as of the Lease Date, does not contain any Hazardous Materials. To Landlord’s actual knowledge as of the Lease Date, Landlord has received no written notice from any governmental authority that the Premises or the Building are in violation of any Environmental Requirements as of the Lease Date; Tenant hereby acknowledges and agrees that Landlord makes no representation or warranty concerning the contents of any third party reports which may be provided to Tenant.

(h)           The respective obligations of each party under this Section shall survive the expiration or termination of this Lease.

39.           PERSONAL PROPERTY. Tenant may use any FFE located in the Premises as of the Commencement Date for the duration of the Term (the “Landlord’s Personal Property”). An inventory of Landlord’s Personal Property to be used by tenant is attached as Exhibit E and is incorporated herein by this reference. Tenant may use Landlord’s Personal Property at its own risk and accepts Landlord’s Personal Property in its “AS IS” condition as of the first day of the Term without warranty (express or implied) of any kind, including, without limitation, merchantability or fitness for use or any particular purpose; (b) shall maintain and keep the Landlord’s Personal Property in reasonably good repair, wear and tear excepted, throughout the Term, and shall insure Landlord’s Personal Property against loss or damage by fire or other casualty (and all of the provisions of this Lease applicable to insurance required to be carried by Subtenant shall be applicable to Landlord’s Personal Property); and (c) surrender Landlord’s Personal Property to Landlord upon the expiration or sooner termination of the Term in the same condition as at the first day of the Term, as the same may be affected by reasonable wear and tear after the date hereof, and subject to Tenant’s right to purchase Landlord’s Personal Property as provided below in this Section.

Tenant shall have the option at the expiration of the Term to purchase the Landlord’s Personal Property, pursuant to the form of the bill of sale attached as Exhibit F hereto, in its then “AS IS” condition at the then “Fair Market Value” by providing Landlord written notice at least ninety (90) days prior to the expiration of the Term of its intent to purchase all of such Landlord’s Personal Property. The parties shall have until the date that is sixty (60) days prior to the expiration of the Term to agree on a Fair Market Value for the Landlord’s Personal Property. If the parties are unable to agree on the Fair Market Value for the Landlord’s Personal Property, then the Fair Market Value shall be established by appraisal. Landlord and Tenant shall each appoint one appraiser at least forty five (45) days prior to the expiration of Term; provided, however, if either party fails to designate an appraiser within the time period specified, then the appraiser who is designated shall conclusively determine the Fair Market Value. If two (2) appraisers are designated, then they shall submit within fifteen (15) days after the second thereof has been designated their appraisals of the Fair Market Value of the Landlord’s Personal Property. For purposes hereof, “Fair Market Value” shall be deemed to mean the price that a bona-fide third party purchaser would be willing to pay for the Landlord’s Personal Property which shall be determined using for comparison personal property which is comparable in age, quality and condition to the Landlord’s Personal Property. Should the two appraisers be unable to agree within said fifteen (15) days, the two appraisers shall each submit an independent written appraisal and together they shall designate one (1) additional person as appraiser within five (5) days following the expiration of said fifteen (15) day period; provided, however, that if the difference between the two appraisals is five percent (5%) or less of the lowest appraisal, then an additional appraiser shall not be designated and the Fair Market Value shall equal the average of the two (2) appraisals that are submitted. The third appraiser shall submit an independent written appraisal within fifteen (15) days following his or her appointment. If the two appraisers cannot agree upon a third appraiser, then either party hereunder may request that the Presiding Judge of the Alameda County Superior Court appoint such third appraiser. The Fair Market Value shall be equal to the average of the two (2) written appraisals which are closest, and the third (3rd) appraisal shall be disregarded. Each party shall bear the cost of the appraiser appointed by it. If three (3) appraisers are appointed, each party shall bear the cost of the appraiser appointed by it and the parties shall share equally in the cost of the third appraiser.

40.           NOTICES: All notices and demands required to be sent to the Landlord or Tenant under the terms of this Lease shall be personally delivered (with written documentation of such delivery) or sent by certified mail, postage prepaid or by overnight courier (i.e. Federal Express), to the addresses indicated in the Basic Lease Information, or to such other addresses as the parties may from time to time designate by notice pursuant to this paragraph. Notices shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice (ii) if mailed, three (3) days following the date of posting by the U.S. Postal Service, and (iii) if by overnight courier, on the business day following the deposit of such notice with such courier.

41.           GENERAL PROVISIONS:

(a)           Plats and Riders: Clauses, plats, and riders, if any, signed by the Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

(b)           Joint Obligation: If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

(c)           Marginal Headings: The marginal headings and titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(d)           Time: Time is of the essence in this Lease and with respect to each and all of its provisions in which performance is a factor.

(e)           Quiet Possession: Upon Tenant paying the Rent reserved hereunder, and observing and performing all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

(f)            Prior Agreements: This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

(g)           Inability to Perform: This Lease and the obligations of Tenant hereunder shall not be affected or impaired because the Landlord is unable to fulfill any of its obligations or furnish services and utilities hereunder or is delayed in doing so, if such inability or delay is caused by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, governmental laws or regulations, governmental requests for the general public welfare, or other causes beyond the reasonable control of Landlord.

(h)           CC&Rs: Tenant shall comply with all conditions, covenants and restrictions recorded against the Project as of the Lease Date.

(i)            Jury Trial: The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage.

(j)            Landlord’s Personal Liability: The liability of Landlord (which, for purposes of this paragraph, shall include the owner of the Building if other than Landlord, affiliates, officers, employees, partners or principals) to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord or any of them in the Building, and neither Landlord nor any partner, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord shall have any personal liability whatsoever with respect thereto. Tenant hereby waives, to the extent waivable under the law, any right to satisfy any money judgment against Landlord or any partner, co-venturer, co-tenant, officer, director, employee, agent, or representative of Landlord except from Landlord’s estate in the Building.

(k)           Separability: Any provisions of this Lease which shall prove to be invalid, void, and illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

(l)            Choice of Law: This Lease shall be governed by the laws of the State in which the Premises are located.

(m)          Signs: Tenant shall not place any sign upon the Premises or Building without Landlord’s prior written consent. Landlord, at Landlord’s expense, shall provide Tenant with Landlord’s standard strip signage in the Building’s main lobby. In addition to any other rights provided to Tenant pursuant to this subsection 41(m), with Landlord’s prior written consent, Tenant shall have the right to install, at Tenant’s sole cost and expense, such signage as is typically provided to other tenants of the Building, including such monument signage as is provided by the Harbor Bay Business Park Conditions, Covenants and Restrictions and, if available, building eyebrow signage. Any sign that Tenant has the right to place, construct, and maintain shall comply with all laws, and Tenant shall obtain any approval required by such laws. Landlord makes no representation with respect to Tenant’s ability to obtain such approval. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of any such signage and the repair of all damage to the Building caused by such removal.

(n)           Project Name: Tenant may use the name of the Project in which the Premises are located in all Tenant’s advertising in connection with Tenant’s business at the Premises and for no other purpose, except with Landlord’s consent. Tenant shall not have or acquire any property right or interest in the name of the Project. Landlord reserves the right to change the name, title, or address of the Project or the address of the Premises at any time, and Tenant waives all claims for damages caused by such change.

(o)           Late Charges: Tenant acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing charges, accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any delinquent installment of Rent or other sums due from Tenant is not received by Landlord within three (3) days from the date the same are due, Tenant shall pay to Landlord an additional sum equal to three percent (3.00%) of such overdue amount as a late charge; provided that, notwithstanding anything to the contrary in this Lease, Tenant shall be entitled to written notice of nonpayment of Rent and a five (5)-day cure period not more often than once each calendar year during the term hereof. The parties agree that this late charge represents a fair and reasonable estimate of the administrative and other costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

(p)           Interest: Notwithstanding any other provisions of this Lease, any installment of Rent or other amounts due under this Lease not paid to Landlord when due shall bear interest from the date due or from the date of expenditure by Landlord for the account of Tenant, until the same have been fully paid, at a rate per annum which is the lesser of the “prime” or “reference” rate of interest announced or internally posted by the Bank of America, N.T. & S.A., plus two (2) percentage points, but not to exceed the highest rate permitted under applicable law. The payment of such interest shall not constitute a waiver of any default by Tenant hereunder.

(q)           Attorneys’ Fees: In the event any legal action is brought to enforce or interpret the provisions of this Lease, the prevailing party therein shall be entitled to recover all costs and expenses including reasonable attorneys’ fees. In addition, if either party becomes a party to any litigation concerning this Lease, the Premises, or the Building or other improvements, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party that becomes a party to that litigation or any act or omission of its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys’ fees and court costs incurred by it in the litigation.

(r)            Modification: This Lease contains the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any oral representations or modifications concerning this Lease shall be of no force or effect, excepting a subsequent modification in writing signed by the party to be charged.

(s)           Execution: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

(t)            Successors and Assigns: Subject to the provisions of this Lease, this Lease and each of its covenants and conditions shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(u)           Waiver of California Code Sections: Notwithstanding any other provision of this Lease and in addition to any waivers which may be contained in this Lease, Tenant waives the provisions of Civil Code Section 1932(2) and 1933(4) with respect to the destruction of the Premises; Civil Code Sections 1932(1), 1941 and 1942 with respect to Landlord’s repair duties and Tenant’s right of repair; and Code of Civil Procedure Section 1265.130 allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises for public or quasi-public use by statute, by right of eminent domain, or by purchase in lieu of eminent domain; and any right of redemption or reinstatement of Tenant under any present or future case law or statutory provision (including Code of Civil Procedure Section 473, 1174(c) and 1179 and Civil Code Section 3275) in the event Tenant is dispossessed from the premises for any reason. This waiver applies to future statutes enacted in addition or in substitution to the statute specified herein, and this waiver shall apply even though Tenant may be the subject of a voluntary or involuntary petition in bankruptcy.

(v)           Government Energy or Utility Controls: In the event of imposition of federal, state or local governmental controls, regulations or restrictions on the use or consumption of energy or other utilities during the term, both Landlord and Tenant shall be bound thereby.

(w)          Accord and Satisfaction; Allocation of Payments: No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant which is then due or delinquent.

(x)            Changes Requested by Lender: Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as these changes do not alter the basic business terms of this Lease or otherwise diminish any right or increase any obligations of the party for whom consent to such change or amendment is requested.

(y)           Furnishing Financial Statements: In order to induce Landlord to enter into this Lease, prior to the Commencement Date, Tenant agrees that it shall promptly furnish Landlord and Landlord’s lender, from time to time, but in no event more often than two (2) times in any single calendar year, upon Landlord’s written request, with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord and Landlord’s lender in connection with the Lease are true, correct and complete in all respects. Landlord will maintain Tenant’s financial statements and other financial information in strict confidence, will not use that information for any purpose other than for review by Landlord or by any Lienholder or any prospective purchaser of the Building and/or Project that has agreed in writing to maintain Tenant’s financial statements and other financial information in strict confidence in connection with this Lease, and will not provide such information to any other third party without Tenant’s prior written consent and subject to the terms of this Section 41(y).

(z)            Objection to Statements: Tenant’s failure to object to any statement, invoice or billing rendered by Landlord within a period of sixty (60) days after receipt thereof shall constitute Tenant’s acquiesce with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

(aa)         Recording: Tenant shall not record this Lease or a memorandum thereof, or any other reference to this Lease, without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a “short form” memorandum of this Lease for recording purposes.

(bb)         Execution of Lease, No Options: The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise created any interest of Tenant in the Premises or any other Premises within the Building. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

(cc)         Provided that Tenant is not in default, an early vacation of the Premises by Tenant shall not constitute abandonment or a default.

IN WITNESS WHEREOF, this Lease is executed on the date and year first above written.

LANDLORD:		TENANT:

CN Bay View, LLC, a Delaware limited liability company		Singulex, Inc., a Delaware corporation

By:	[ILLEGIBLE]	By:	/s/ Philippe Goix

Its:	MANAGER	Its:

Date:	JAN 14, 2008	Date:

		By:	/s/ Kevin McGrath

		Its:	VP, FINANCE & ADMINISTRATION

		Date:	l/11/08

EXHIBIT A

DESCRIPTION OF PREMISES

Exhibit “A”

Legal Description

Real property in the City of Alameda, County of Alameda, State of California, described as follows:

PARCEL ONE:

PARCEL 3, PARCEL MAP 7470, FILED JULY 19, 2001 IN BOOK 260, PAGES 13 AND 14 OF MAPS, ALAMEDA COUNTY RECORDS.

EXCEPTING THEREFROM THE FOLLOWING:

(A) ALL WATER RIGHTS INCLUDING, WITHOUT LIMITATIONS, THE RIGHT TO APPROPRIATE WATER AND DISTRIBUTE IT TO OTHER PROPERTIES WITHOUT ANY RIGHT TO THE USE OF OR RIGHTS IN OR TO ANY PORTION OF THE SURFACE OF SAID LAND. THE OWNER OF THE RESERVED WATER RIGHTS, HOWEVER, COVENANTS THAT IT WILL NOT EXERCISE THE RIGHTS RESERVED WITHIN THE SUBSURFACE OF SUCH PROPERTY ABOVE A DEPTH OF 500 FEET BELOW THE SURFACE OF SAID PROPERTY. BREACH OF THE FOREGOING COVENANT SHALL NOT, HOWEVER, TERMINATE OR FORFEIT THE RIGHTS SO RESERVED, BUT INJUNCTIVE RELIEF MAY BE SOUGHT AND OBTAINED TO PREVENT OR REMEDY ANY SUCH BREACH;

(B) ALL OIL, GAS, MINERAL, GEOTHERMAL AND HYDROCARBON SUBSTANCES IN AND UNDER OR THAT MAY BE PRODUCED BELOW A DEPTH OF 500 FEET BELOW THE SURFACE OF SAID PROPERTY WITHOUT ANY RIGHT OF ENTRY UPON THE SURFACE OF SAID LAND FOR THE PURPOSE OF MINING, DRILLING, EXPLORING OR EXTRACTING SUCH OIL, GAS, MINERAL, GEOTHERMAL OR HYDROCARBON SUBSTANCES, WITHOUT ANY RIGHT TO THE USE OF OR RIGHTS IN OR TO ANY PORTION OF THE SURFACE OF SAID LAND TO A DEPTH OF 500 FEET BELOW THE SURFACE THEREOF.

AS RESERVED IN THE GRANT DEED FROM HARBOR BAY ISLE ASSOCIATES TO CITY OF ALAMEDA, RECORDED DECEMBER 9, 1993, SERIES NO. 93-429726, OFFICIAL RECORDS, AND THE GRANT DEED FROM HARBOR BAY ISLE ASSOCIATES TO LNR HARBOR BAY, LLC, RECORDED OCTOBER 18, 1999, SERIES NO. 99390438, OFFICIAL RECORDS.

PARCEL TWO:

A NON-EXCLUSIVE EASEMENT, APPURTENANT TO PARCEL ONE, ABOVE, FOR INGRESS, EGRESS, RECIPROCAL PARKING AND UTILITIES, OVER THOSE PORTIONS OF PARCEL 1 AND 2 OF SAID PARCEL MAP 7470 DESIGNATED AND DELINEATED ON SAID PARCEL MAP 7470 AS “INGRESS/EGRESS, RECIPROCAL PARKING AND UTILITY EASEMENT” AS RESERVED IN THAT CERTAIN “GRANT OF EASEMENT” RECORDED SEPTEMBER 22, 2006 AS INSTRUMENT NO. 2006-359728 OF OFFICIAL RECORDS OF THE COUNTY OF ALAMEDA.

APN: 074-1339-050

1

EXHIBIT B

SPACE PLAN FOR SECOND FLOOR OF PREMISES

1

EXHIBIT C

FIRST AMENDMENT TO LEASE AND ACKNOWLEDGMENT

This First Amendment to Lease and Acknowledgment (“First Amendment”) is made as of                           , 2008 with reference to that certain Lease Agreement (“Lease”) by and between CN Bay View, LLC, a Delaware limited liability company, as “Landlord” therein, and Singulex, Inc., a Delaware Corporation, as “Tenant” therein, regarding that certain premises (“Premises”) located at 1650 Harbor Bay Parkway, Alameda, California 94502, and which is more particularly described in the Lease.

The undersigned hereby confirms the following and the provisions of the Lease are hereby amended by the following:

1.             That Tenant accepted possession of the Premises from Landlord on                                                      , 2008, and acknowledges that the Premises are as represented by Landlord, in good condition and repair; and that the improvements, if any, required to be constructed for Tenant by Landlord pursuant to the Lease, have been so constructed and are satisfactory completed in all respects, excepting                                      .

2.             That all conditions which are to be satisfied prior to the full effectiveness of the Lease have been satisfied and that Landlord has fulfilled all of its duties of an inducement nature, except                                          .

3.             That in accordance with the Lease, the Commencement Date is                            , 2008, and that, unless sooner terminated, the Expiration Date is                                 .

4.             That the Lease is in full force and effect and that the same represents the entire agreement between Landlord and Tenant concerning Tenant’s lease of the Premises.

5.             That there are no existing defenses which Tenant has against the enforcement of the Lease by Landlord, and no offsets or credits against any amounts owed by Tenant pursuant to the Lease, except                                  .

6.             That Tenant’s obligations to pay the Rent is presently in effect and that all rentals, charges and other obligations on the part of Tenant under the Lease commences to accrue on                            , 20   .

7.             That Tenant has not made any prior assignment, hypothecation or pledge of the Lease or of the rents thereunder.

8.             Except as modified herein, the Lease remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth below.

LANDLORD:	TENANT:

CN Bay View, LLC, a Delaware limited liability company	Singulex, Inc., a Delaware corporation

By:	By:

Its:	Its:

Date:	Date:

By:

Its:

Date:

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EXHIBIT D

RULES AND REGULATIONS

1.             Landlord shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the demised Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.

2.             Landlord reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours as Landlord may deem to be advisable for the protection of the property, so long as Landlord provides reasonable access to Tenant and its employees. All tenants, their employees, or other persons entering or leaving the Building at any time when it is so locked may be required to sign the Building register when so doing, and the watchman in charge may refuse to admit to the Building while it is so locked Tenant or any of Tenant’s employees, or any other person, without a pass previously arranged, or other satisfactory identification showing his right of access to the Building at such time. Landlord assumes no responsibility and shall not be liable for any damage resulting from any error in regard to any such pass or identification, or from the admission of any unauthorized person to the Building.

3.             Landlord reserves the right to exclude or expel from the Building or in regard to any such pass or identification, or from the admission of any unauthorized person to the Building, or any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building or in violation of any law, order, ordinance, or governmental regulation.

4.             The entries, corridors, stairways and elevators shall not be obstructed by any tenant, or used for any other purpose than ingress or egress to and from its respective offices. Tenant shall not bring into or keep within the Building any animal or vehicle.

5.             Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the demised Premises only in the designated the service entrances and corridors, but special arrangements will be made for moving large quantities or heavy items of equipment and supplies into or out of the Building.

6.             All entrance doors in the demised Premises shall be left locked when the demised Premises are not in use.

7.             Tenant shall not attach or permit to be attached additional locks or similar devices to any door, transom or window of the demised Premises; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Landlord. (If more than two keys for one lock are desired, Landlord will provide them upon payment therefor by Tenant). If, after obtaining written consent from Landlord and at Tenant’s sole cost and expense, Tenant installs an electronic locking mechanism to the doors to the Premises, Tenant shall provide Landlord with electronic key cards and/or other means to enter the Premises as set forth herein in this Lease and allow Landlord access, upon reasonable prior notice, to the ROFO Space and Window Line Space to market for leasing and to relocate the entrance to accommodate a potential new tenant.

8.             Canvassing, soliciting or peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

9.             Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than the business address of the Tenant.

10.           The drinking fountains, lavatories, water closets and urinals shall not be used for any purpose other than those for which they were installed.

11.           No awnings or other projections over or around the windows or entrances of the demised Premises shall be installed by any tenant. Tenant shall not change the draperies or the color of induction unit enclosures in any manner which will alter the Building’s appearance from the outside of the Building.

12.           Rooms or other areas used in common by tenants shall be subject to such regulations.

13.           Landlord is not responsible to any tenant for the non-observance or violation of the Rules and Regulations by any other tenant.

14.           Landlord reserves the right by written notice to Tenant, to rescind, alter to waive any rule or regulation at any time prescribed for the Building when, in Landlord’s reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its tenants.

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15.                                 The Tenant shall not exhibit, sell or offer for sale on the demised Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the demised Premises by the Tenant without the advance consent of the Landlord.

16.                                 The Tenant shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Landlord’s consent.

17.                                 The Tenant shall cooperate fully with the Landlord to assure the effective operation of the Building’s air conditioning system. If Tenant shall so use the demised Premises that noxious or objectionable fumes, vapors and odors exist beyond the extent to which they are discharged or eliminated by means of the flues and other devices contemplated by the various plans, specifications and leases, then Tenant shall provide proper ventilating equipment for the discharge of such excess fumes, vapors and odors so that they shall not enter into the air conditioning system or be discharged into other vents or flues of the Building or annoy any of the tenants of the Building or adjacent properties. The design, location and installation of such equipment shall be subject to Landlord’s approval.

18.                                 All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as the Landlord shall designate. In its use of the loading areas in the basement, the Tenant shall not obstruct or permit the obstruction of said loading area and at no time shall park or allow its officers, agents or employees to park vehicles therein except for loading or unloading.

19.                                 There shall not be used or kept anywhere in the Building by any tenant or persons or firms visiting or transacting business with a tenant any hand trucks, except those equipped with rubber tires and side guards, or other vehicles of any kind.

20.                                 The Tenant shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Landlord.

21.                                 No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the demised Premises without the prior written consent of the Landlord.

22.                                 No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the demised Premises or of the Building, without the prior written consent of Landlord. In the event of any violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant, Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Landlord.

23.                                 The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

24.                                 Tenant shall not mark, paint, drill into or in any way deface any part of the demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

25.                                 No animal or bird of any kind shall be brought into or kept in or about the demised Premises or the Building.

26.                                 Neither Tenant nor any of Tenant’s agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the demised Premises any inflammable, combustible or explosive fluid, chemical or substance.

27.                                 No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

28.                                 Landlord shall have the right to prohibit any advertising referring to the Building which, in Landlord’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a first-class building for offices, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

29.                                 Tenant’s contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Landlord).

30.                                 If the demised Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the demised Premises by Tenant, its agents, servants, employees, contractors, visitors or licensees, Tenant

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shall forthwith at Tenant’s expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

31.                                 The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

32.                                 No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

33.                                 Tenant shall install and maintain, at Tenant’s sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the demised Premises.

34.                                 Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the demised Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefor.

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EXHIBIT E

INVENTORY OF LANDLORD’S PERSONAL PROPERTY

PERSONAL PROPERTY LIST

(1650 Harbor Bay Parkway — Second floor office area furniture inventory)

ITEM	DESCRIPTION	UNITS
Light Wood Office Furniture
Desk	u-layout with drawers	10
Hutch	70” multi-cabinet hutch	2
File cabinets	36” 2 drawer	5
File cabinets	36” 4 drawer	7
Book shelves	4 shelf – 36” wide	7
Mini Closet	18” wide w/door	2
Coffee table	2’ x 4’	1
End Table	21” round	1
Dark Wood Office Furniture
Desk	u-layout with drawers	3
Wall cabinet	48” section	2
Wall cabinet	33” section	4
Metal Furniture
Desk	u-layout	12
Wall cabinet	36” section	14
Cubicles
Cubicle seating stations	Various layouts	48
Office Chairs
Cloth chair	Gray, wheels	52
Cloth chair	Purple, wheels	22
Cloth chair	Purple, legs	16
Leather chair	High back, wheels, conf	16
Conf Furn & Accessories
Quarter Oval table	7’ section	4 sections
Table	8’ x 4’	1
Board room table	24’ table	1
File Cabinets
File cabinets	36” gray 5 drawer	8
Reception/lounge furniture
Leather Lounge chair	28”x28” sections	28
Reception desk
Kitchen Furniture
Table	42”x42” table	4
Chairs	Purple, plastic	16
Stool	Purple, plastic	6
GE Refrigerator	Stainless steel	1

EXHIBIT “1” to

EXHIBIT “C”

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EXHIBIT F

BILL OF SALE

DATED:	, 2009

BETWEEN:	CN Bay View, LLC, a Delaware limited liability company	Grantor

AND:	Singulex, Inc., a Delaware corporation	Grantee

FOR VALUABLE CONSIDERATION, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, Grantor conveys to Grantee all tangible personal property owned by Grantor located within the Premises at the Building located at 1650 Harbor Bay Parkway, Alameda, California 94502, and described on the attached Exhibit A (the “Personal Property”).

TO HAVE AND TO HOLD such Personal Property unto Grantee and Grantee’s successors and assigns forever.

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale as of the day and year first set forth above.

GRANTOR:

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Exhibit A

To

Bill Of Sale

[INSERT LIST OF LANDLORD’S PERSONAL PROPERTY FROM EXHIBIT E]

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